Exhibit 99.4

BRISTOW GROUP FILES PLAN OF REORGANIZATION AND DISCLOSURE STATEMENT

Reaffirms Plan to Emerge from Chapter 11 in Fourth Quarter Calendar 2019

HOUSTON, TX – August 2, 2019 – Bristow Group Inc. (OTC: BRSWQ) (“Bristow” or the “Company”) today announced that it has filed a Chapter 11 plan of reorganization (the “Plan”) and a related disclosure statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Plan outlines a proposed path to strengthen Bristow’s balance sheet, reducing debt and improving liquidity in order to emerge from bankruptcy as a financially stronger company, and incorporates the Company’s previously disclosed $385 million backstop commitment agreement with certain of its secured and unsecured noteholders for new equity interests of the Company, as detailed in the second amended and restated restructuring support agreement announced on July 25, 2019.

L. Don Miller, President and Chief Executive Officer of Bristow, said, “Our Plan of Reorganization marks another significant step forward in our path towards a timely emergence from Chapter 11 in the fourth quarter of this calendar year, and I commend the hard work and extensive contributions of the entire Bristow team involved in developing the Plan as well as those who are on the front lines delivering for our clients. The Plan, which is the result of detailed and productive negotiations with our stakeholders, will allow us to emerge from bankruptcy as a stronger company that is even better positioned to continue to deliver safe, reliable and professional services, and build sustainable value for the future as the industry leader in global oil and gas transport and search and rescue services.”

A hearing will be scheduled with the Court to consider approval of the Disclosure Statement related to the Plan. Following Court approval of the Disclosure Statement, Bristow will distribute the Plan and Disclosure Statement to voting creditors for their consideration.

This press release is not intended as solicitation for a vote on the Plan.

The full terms of the Plan and Disclosure Statement, as well as the related pleadings, are available online at: https://cases.primeclerk.com/Bristow.

Information about the claims process is also available at: https://cases.primeclerk.com/Bristow. Questions should be directed to the Company’s claims agent, Prime Clerk, by email to bristowinfo@primeclerk.com or by phone at +1 844-627-6967 (toll free) or +1 347-292-3534 (toll).

Baker Botts L.L.P. and Wachtell, Lipton, Rosen & Katz are serving as the Company’s legal counsel and Alvarez & Marsal is serving as the Company’s restructuring advisor. Houlihan Lokey is serving as financial advisor to the Company.

NO SOLICITATION OR OFFER

Any new securities to be issued pursuant to the restructuring transactions may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws but may be issued pursuant to one or more exemptions from registration, including an exemption from such registration provided in the U.S. bankruptcy code. Such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this press release a solicitation of consents to or votes to accept any Chapter 11 plan, including the Plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement, including the Disclosure Statement, and only to such persons and in such jurisdictions as is permitted under applicable law.

About Bristow Group Inc.

Bristow Group Inc. is the world’s leading industrial aviation service provider offering helicopter transportation, search and rescue (SAR) and aircraft support services to government and civil organizations worldwide. Bristow’s strategically located global fleet supports operations in the North Sea, Nigeria and the U.S. Gulf of Mexico; as well as in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Guyana and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency. To learn more, visit our website at www.bristowgroup.com.

Contact:

Global Media Relations

Adam Morgan

Director, Global Communications

+1 832.783.7927

Adam.morgan@bristowgroup.com

Reevemark

Paul Caminiti/Hugh Burns/Delia Cannan

+1 212.433.4600

BristowGroup@reevemark.com

Investor Relations

Linda McNeill

Director, Investor Relations

+1 713.267.7622

Linda.mcneill@bristowgroup.com

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